UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A/A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Synovus Financial Corp.
(Exact Name of Registrant as Specified in its Charter)

Georgia	58-1134883

(State of Incorporation or Organization)	(IRS Employer Identification No.)

1111 Bay Avenue, Suite 500, Columbus, Georgia	31901

(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the
registration of a class of
securities pursuant to Section 12(b)
of the Exchange Act and is effective
pursuant to General Instruction
A.(c), please check the following
box. ☒	If this form relates to the
registration of a class of
securities pursuant to Section 12(g)
of the Exchange Act and is effective
pursuant to General Instruction
A.(d), please check the following
box. ☐
Securities Act registration statement file number to which this relates: _________________________________________
          (If applicable)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Common Stock Purchase Rights, expiring December 31, 2005	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
     Reference is hereby made to the Registration Statement on Form 8-A filed by Synovus Financial Corp. (the “Company”) with the Securities and Exchange Commission on April 28, 1999 relating to the Rights Agreement dated as of April 27, 1999 by and between the Company and State Street Bank and Trust Company, as subsequently amended and restated by and between the Company and Mellon Investor Services LLC as of May 14, 2002 (the “Rights Agreement”). Such Form 8-A is hereby incorporated by reference.
     On November 23, 2005, the Board of Directors of the Company approved an amendment to the Rights Agreement to accelerate the Final Expiration Date (as defined therein) of the Rights (as defined therein) from May 5, 2009 to December 31, 2005. The Company and Mellon Investor Services LLC subsequently executed an amendment to the Rights Agreement, dated as of November 23, 2005 (the “Amendment”) to so accelerate the Final Expiration Date.
     The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibit 4.4 hereto and is incorporated herein by reference.
Item 2. Exhibits.

4.3	Amended and Restated Rights Agreement dated as of May 14, 2002 by and between Synovus Financial Corp. and Mellon Investor Services LLC (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 23, 2005)

4.4	Amendment No. 1 to Rights Agreement dated as of November 23, 2005 by and between Synovus Financial Corp. and Mellon Investor Services LLC (incorporated by reference to the Company’s Form 8-K filed with the Securities and Exchange Commission on November 23, 2005)

Signature
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SYNOVUS FINANCIAL CORP. (“Registrant”)
Dated: November 23, 2005	By: /s/ Kathleen Moates Kathleen Moates Senior Deputy General Counsel

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